Exhibit 99.2

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Ecuity, Inc., a Nevada corporation (the "Company"), on Form 10-QSB/A for the quarter ending December 31, 2004 as filed with the Securities and Exchange Commission (the "Report"), I, Leon M. Caldwell, Secretary/Treasurer of the Company, certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to my knowledge:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ LEON M. CALDWELL
------------------------
Leon M. Caldwell
Secretary/Treasurer
February 23, 2005